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                                                        EXHIBIT  10.44


                      SECOND AMENDMENT TO LEASE AGREEMENT
                                LEASE EXPANSION


This Second Amendment to Lease Agreement (the "Amendment") is made and entered into as of December 2, 1997, by and between LINCOLN MENLO PHASE I ASSOCIATES LIMITED, a California limited partnership "Landlord"), and JET FAX, INC., a Delaware corporation ("Tenant"), with reference to the following facts.



                                    RECITALS


A . Landlord and Tenant have entered into that certain Lease Agreement dated as of April 4, 1997 and that certain First Amendment dated as of September 15, 1997, (hereinafter, collectively the "Lease") for the leasing of certain premises consisting of approximately 4,790 rentable square feet located at 1378 Willow Road, Menlo Park, California (the "Original Premises") as such Original Premises are more fully described in the Lease,


B. Landlord and Tenant now wish to amend the Lease to provide for, among other things, the addition of certain space to the Original Premises, all upon and subject to each of the terms, conditions, and provisions set forth herein.


NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:


     1.  Recitals: Landlord and Tenant agree that the above recitals are true
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         and correct and are hereby incorporated herein as though set forth in full.


     2.  Premises:
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             2.1   Commencing on January 17 1998 (the "AP Commencement Date")
         there shall be added to the Original Premises those certain premises consisting of approximately 12,214 rentable square feet located at 1370 Willow Road, Suite 200 (the "Additional Premises"), which Additional Premises are depicted on the site plan (building plan, etc.) attached hereto and made a part hereof as Exhibit A. Tenant hereby acknowledges that the Additional Premises are presently being occupied by Four 11 Corporation (the "Existing Tenant"). Landlord's delivery to Tenant of possession of the Additional Premises by January 17, 1998 is contingent upon the Existing Tenant vacating the Additional Premises and surrendering possession thereof to Landlord by January 9, 1998. If Landlord cannot deliver to Tenant possession of the Additional Premises broom clean but without any tenant improvements of any kind or nature on January 17, 1998, Landlord shall neither be subject to any liability nor shall the validity of the Lease be affected; provided, the Lease Term applicable to the Additional Premises shall commence on the date possession is tendered and in no event shall the Expiration Date be extended. Accordingly, the date Landlord is to deliver the Additional Premises, namely

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         January 17, 1998, shall only be extended to a date later than January
         17, 1998 if Landlord fails to tender to Tenant possession of the Additional Premises broom clean but without any tenant improvements of any kind or nature being made thereto solely due to the Existing Tenant failing to vacate and surrender possession of the Additional Premises to Landlord prior to January 9, 1997. Upon Landlord's delivery to Tenant of possession of the Additional Premises broom clean but without any tenant improvements being made there to of any kind or nature, Tenant shall promptly deliver written notice to Landlord confirming same (however, any failure by Tenant to deliver to Landlord such written notice shall not affect the effectiveness of the Lease). By taking possession of the Additional Premises broom clean without any tenant improvements of any kind or nature being made thereto, Tenant shall be deemed to have accepted the Additional Premises in good condition and state of repair.

             2.2 For purposes of the Lease, from and after the AP Commencement Date, the "Premises" as defined in Section I of the Lease shall mean and refer to the aggregate of the Original Premises and the Additional Premises consisting of a combined total of approximately 17,004 rentable square feet located at 1370 Willow Road, Suite 200 and 1378 Willow Road. Accordingly, from and after the AP Commencement Date, all references in this Amendment and in the Lease to the term "Premises" shall mean and refer to the Original Premises and the Additional Premises. Landlord and Tenant hereby agree that for purposes of the Lease, from and after the AP Commencement Date, the rentable square footage area of the Premises shall be conclusively deemed to be 17,004 rentable square feet. In addition to the foregoing, it is the parties express intention that the balance of the Term of the Lease for the Original Premises and the Additional Premises be coterminous with the Expiration Date of the initial Term as specified in the Lease and that any option or renewal term described in the Lease shall be applicable to both the Premises and the Additional Premises.

             2.3 Notwithstanding anything to the contrary contained herein or in the Lease, Landlord shall neither be subject to any liability, nor shall the validity of the Lease be affected if Landlord is not able to deliver to Tenant possession of the Additional Premises by the AP Commencement Date. Provided, however, Tenant's obligation to pay Rent on the Additional Premises shall commence on the date possession is tendered.

     3.  Base Rent: The Basic Lease Information and Section 3 of the Lease are
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         hereby modified to provide that during the Term of the Lease the monthly Base Rent payable by Tenant to Landlord, in accordance with the provisions of Section 3 of the Lease shall be as follows:


                        Original Premises       Additional Premises     Aggregate Amount of
Period                  Monthly Base Rent       Monthly Base Rent       Monthly Base Rent
01/17/98-04/30/98        $6,186.94               $15,756.06              $21,943.00
05/01/98-04/30/99        $6,378.54               $16,244.62              $22,623.16
05/01/99-04/30/2000      $6,570.14               $16,733.18              $23,303.32
05/01/2000-01/31/03      $6,570.14               $17,402.50              $23,972.64


     4.  Condition of the Additional Premises: Subject to the provisions of
         -------------------------------------
         Section 2 above, on the AP

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         Commencement Date Landlord shall deliver to Tenant possession of the
         Additional Premises in its then existing condition and state of repair, "AS IS", without any obligation of Landlord to remodel, improve or alter the Additional Premises, to perform any other construction or work of improvement upon the Additional Premises, or to provide Tenant with any construction or refurbishing allowance. Tenant acknowledges that no representations or warranties of any kind, express or implied, respecting the condition of the Additional Premises, Building, or Park or have been made by Landlord or any agent of Landlord to Tenant, except as expressly set forth herein. Tenant further acknowledges that neither Landlord nor any of Landlord's agents, representatives or employees have made any representations as to the suitability or fitness of the Additional Premises for the conduct of Tenant's business, including without limitation, any storage incidental thereto, or for any other purpose. Any exception to the foregoing provisions must be made by express written agreement signed by both parties.

     5.  Security Deposit: Concurrent with its execution of this Amendment,
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         Tenant shall deliver to Landlord the sum of $17,403.00 (the "AP
         Security Deposit"). The AP Security Deposit shall be added to the Security Deposit presently being held by Landlord under the Lease in the amount of $6,570.00 (the "Original Security Deposit"). The aggregate amount of the AP Security Deposit and the Original Security Deposit is $23,973.00. From and after the AP Commencement Date, the term "Security Deposit' shall mean and refer to the aggregate of the AP Security Deposit and the Original Security Deposit in the amount of $23,973.00. The AP Security Deposit shall be subject to, and the use and application thereof governed by, Section 4 of the Lease.

     6.  Tenant's Share of Operating Expenses: As of the AP Commencement Date,
         -------------------------------------
         the Lease shall be modified to provide that Tenant's Share of Operating Expenses (as defined in the Basic Lease Information and Section 6 of the Lease) shall be increased to 10.70% (percentage of Phase I; 158,934
         sf).

     7.  Tenant's Share of Tax Expenses: As of the AP Commencement Date, the
         -------------------------------
         Lease shall be modified to provide that Tenant's Share of Tax Expenses (as defined in the Basic Lease Information and Section 6 of the Lease) shall be increased to 62.37% (percentage of Building R; 27,265 sf).

     8.  Tenants' Share of Utility Expenses: As of the AP Commencement Date, the
         -----------------------------------
         Lease shall be modified to provide that Tenant's Share of Utility Expenses (as defined in the Basic Lease Information and Sections 6 and 7 of the Lease) shall be increased to 62.37% (percentage of Building R; 27,265 sf.

     9.  Tenant's Share of Common Area Utility Costs: As of the AP Commencement
         --------------------------------------------
         Date, the Lease shall be modified to provide that Tenant's Share of Common Area Utility Costs (as defined in the Basic Lease Information and Sections 6 and 7 of the Lease) shall be increased to 10.70% (percentage of Phase I; 158,934 sf.

    10.  Unreserved Parking Spaces: As of the AP Commencement Date, the Lease
         --------------------------
         shall be modified to provide that Tenant's Unreserved Parking Spaces (as defined in the Basic Lease Information) shall be increased to Fifty-seven (57).

    11.  Insurance: Tenant shall deliver to Landlord, upon execution of this
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         Amendment, a certificate of insurance evidencing that the Additional
         Premises are included within and covered by Tenant's insurance policies required to be carried by Tenant pursuant to the Lease.

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     12.  Brokers: Tenant warrants that it has had no dealings with any real
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          estate broker or agent in connection with the negotiation of this
          Amendment. If Tenant has dealt with my person, real estate broker or agent with respect to this Amendment, Tenant shall be solely responsible for the payment of any fee due to said person or firm, and Tenant shall indemnify, defend and hold Landlord free and harmless against any claims, judgments, damages, costs, expenses, and liabilities with respect thereto, including attorneys' fees and costs.

     13.  Effect of Amendment: Except as modified herein, the terms and
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          conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

     14.  Definitions: Unless otherwise defined in this Amendment, all terms not
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          defined in this Amendment shall have the meanings assigned to such terms in the Lease.

     15.  Authority: Subject to the assignment and subletting provisions of the
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          Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

     16.  Incorporation: The terms and provisions of the Lease are hereby
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          incorporated in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

TENANT:
JET FAX, INC.,

a Delaware corporation


By:
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Its:
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Date: December 8, 1997
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LANDLORD:

LINCOLN MENLO PHASE I ASSOCIATES LIMITED, a California limited partnership

By:
     Senior Vice President
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Date:
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